Lease of Real Property

      This Agreement of Lease of real property is made and entered into by and between DONGARY INVESTMENTS, LTD., a Colorado corporation, hereinafter referred to as "Lessor," and ACE HARDWARE CORPORATION, hereinafter referred to as "Lessee."

            LESSOR                                    LESSEE

Name:  Dongary Investments, Ltd.   Name: Ace Hardware Corporation

Street: 3980 Quebec Street,        Street: 2200 Kensington Court
        Suite 214

Mailing address: P.O. Box 7240     Mailing Address:2222 Kensington
                                                   Court

City,State,Zip: Denver, CO 80207   City,State,Zip: Oak Brook,IL
                                                   60521


Telephone:  (303)320-3960          Attn:  Jerry Barton

                                   Telephone: (708) 990-6648


DATE OF LEASE                 TERM OF LEASE                MONTHLY BASE RENT

                        Beginning         End
January 26, 1994      June 1, 1994    May 31, 1997             $15,000.00


  I.  LOCATION OF PREMISES:

      4300 WEST 35TH PLACE, CHICAGO, IL  60632
      Consisting of forty four (44) doors of a truck terminal dock, offices, shop and parking, all located on approximately 5.15 acres as more particularly described in Exhibit "A" attached hereto and made a part hereof.

 II.  TERM:

      TO HAVE AND TO HOLD the premises, together with all improvements, rights, easements, privileges and appurtenance thereon or appertaining or held and enjoyed, unto Lessee upon the covenants and agreements herein set forth, the term of this Lease shall be THREE (3) YEARS, commencing the 1st DAY OF JUNE, 1994, and terminating the 31st DAY OF MAY, 1997 with five, one (1) year renewal options at rental rates of FIFTEEN THOUSAND ($15,000.00) plus one half of the percentage increase in the city of Chicago CPI (Consumer Price Index), annual average, all items, for the period June 1, 1994 through May 31, 1997 for first option then prior year thereafter, but never less than the previous years written notice of intent for each option. Notwithstanding anything herein to the contrary, Lessee may terminate this Lease at any time after the first year of the initial term upon four (4) months prior written notice.

III.  BASE RENT:

      The base rental payable during the THREE YEAR TERM shall be FIVE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($540,000.00). Said base rental shall be payable by Lessee to Lessor in THIRTY SIX (36) installments as follows:

      A. Contemporaneous with the execution of this Lease, lessee shall pay Lessor the first installment of FIFTEEN THOUSAND DOLLARS ($15,000.00) and a security deposit of FIFTEEN THOUSAND DOLLARS ($15,000.00). The prepaid installment for the security deposit will not accrue interest to Lessee. Any income which may be earned by Lessor from these funds will be considered additional rental income by Lessor. The security deposit will be refunded at the termination, plus any extensions, of this Lease providing Lessee is not in default and after an inspection of the premises by lessor and any repairs are made which are Lessee's responsibility.

      B. Beginning on the 1st DAY OF JULY, 1994, and on the same day of the succeeding THIRTY-FOUR MONTHS, Lessee shall pay Lessor FIFTEEN THOUSAND AND NO/100 DOLLARS
            ($15,000.00) through MAY 31, 1997.

      C.    Unless otherwise specified in writing by lessor, all
            rental payments shall be made payable to DONGARY
            INVESTMENTS, LTD.,       at the address stated above.

      D. All installments of rent due under the provisions of this Lease which are unpaid as of ten (10) days of the date the same are due shall bear interest at the highest legal rate of the state in which the demised premises are located per annum from and after the due date thereof and until paid; and all sums of money which the Lessor shall be required to pay or shall advance or expend by reason of the default of the Lessee under the provisions of this Lease shall bear interest at the highest legal rate of the state in which the demised premises are located per annum from and after the date of the payment thereof and until the Lessor shall be reimbursed therefor. The interest due as provided under this Section shall constitute additional rent under this Lease.

      E. The entire amount of rent reserved and agreed to be paid under this lease and each and every installment thereof, the amount of all taxes, assessments, insurance premiums and other charges to be paid by the Lessee as herein provided, if paid by Lessor, and all costs, reasonable attorneys' fees and expenses which may be incurred by Lessor in enforcing the provisions of this Lease or on account of any delinquency of Lessee in carrying out any of the provisions of this Lease, shall be the responsibility of the Lessee.

 IV.  USE OF DEMISED PREMISES:

      Subject to the applicable zoning, use and building laws, ordinances, and governmental regulations in force from time to time, the Lessee may use the demised premises for motor freight terminal purposes. The rules and regulations of the Board of Fire Underwriters for the area in which the demised premises are located shall be complied with in dealing with all volatile, explosive or especially inflammable fluids, vapors, gases, or materials on the demised premises.

      Lessee warrants that they will not conduct any hazardous waste storage or hazardous waste disposal operations (including but not limited to hazardous waste transportation operations or special waste transportation operations) on the leased premises; not will they store any hazardous waste in the trailers, tractors, yard, shop, or terminal areas (in drums or other containers) at the leased premises; not will Lessee have hazardous waste generators at this site; nor will Lessee permit the use or storage upon the premises of hazardous waste in any form by others who Lessee may bring on to the leased premises or conduct business with.

      Lessee understands that there is one (12,000 gallon diesel) underground storage tank on the premises which the Lessor warrants is in compliance with EPA's current new tank standards. Lessee does not want to use this tank at the present time, therefore Lessor will take this tank temporarily out of service by following the current EPA requirements for temporary closure. Lessor shall be responsible for, and shall indemnify and defend Lessee against, any claims, fines, penalties, expenses or other damages arising out of any environmental contamination involving said underground storage tank or the failure of the tank to comply with federal, state or local laws or regulations while the tank is not being used. Should Lessee decide to use this tank at a later date, then Lessee shall be liable for any and all then current governmental regulations for underground storage tanks, and Lessee shall be responsible for, and shall indemnify and defend Lessor against, any claims, fines, penalties, expenses or other damages arising out of any environmental contamination involving said underground storage tank or the failure of the tank to comply with federal, state or local laws or regulations upon Lessee's use of said tank.

      Lessee understands that there are no underground storage tanks on the premises, for waste oil, oil, anti-freeze, solvents and etc. Proper containment and disposal of waste oil, oil, anti-freeze, solvents and etc. will be at Lessee's sole liability and expense.

      Lessee shall indemnify Lessor from any damage whatsoever, including attorney's fees, which are due to any release or threatened release of fuel, oil or other hazardous substance caused by Lessee, its employees, agents or invitees.

      Lessor shall be responsible for any environmental contamination, fines, penalties, and cleanup costs plus any third party liability which occurred prior to Lessee's occupancy, and any and all contamination, fines, penalties, cleanup costs or third party liability which are caused by Lessee, its servants or agents, shall be the sole responsibility of the Lessee.

  V.  IMPROVEMENTS - LESSOR - LESSEE:

      Prior to the commencement of Lessee's term, Lessor and lessee shall inspect the premises. Any repairs shall be only those things reasonable and necessary for Lessee's enjoyment and use of the premises, as is but repaired, and shall not include any alterations or customizing of the premises for Lessee's special requirements.

      Lessor agrees to make an inspection to document the condition of the facility. This inspection will document the condition upon which the lessee accepts the premises and will return the premises at the expiration of the lease. Facility to be delivered in broom clean, operational condition.

      At the expiration of the Lease Agreement, or prior termination, the lessee shall surrender the leased property to the Lessor in at least as good a condition as when received, damage form the elements or acts of God, or damage resulting form the negligence or willful misconduct of Lessor, its agents or employees, excepted. Lessee shall be liable to Lessor for any damage to the leased property resulting from the negligent or willful acts or omissions of lessee or its agent or employees.

 VI.  REAL ESTATE TAXES:

      Lessee shall, as additional rent together with all other sums agreed to be paid by it under this Lease, pay unto Lessor, monthly, the real estate taxes and assessments of the total property. The amount of the real estate taxes and assessments at the present time is FIVE THOUSAND, FOUR HUNDRED, TWENTY SIX AND 35/100 DOLLARS ($5,426.35) monthly beginning June 1, 1994. Annually, when the real estate tax bills are received, a copy will be forwarded to Lessee and any overage will be refunded to Lessee or any shortage will be billed to Lessee and must be paid to Lessor no later than the next regular monthly rental installment.

VII.  INSURANCE:

      A. Lessee shall, as additional rent together with all other sums agreed to be paid by it under this lease, pay unto lessor, monthly, the cost of lessor's fire and extended casualty insurance on only the structures on the demised premises. The cost of the insurance at the present time is FORTY NINE AND 92/100 DOLLARS ($49.92) per month. Lessee shall be responsible for and obtain their own insurance for their personal property. This payment for insurance shall be due and payable with the regular monthly rental installments.

      B. Lessee agrees to maintain public liability insurance in a reputable insurance company at its own expense. The liability under such insurance to be not less than Five Million Dollars ($5,000,000.00) for any one person injured, or Five Million Dollars ($5,000,000.00) for any one accident, or Two Million Dollars ($2,000,000.00) for property damages. Said policy shall name Lessor as an additional insured and protect Lessor and Lessee as their interests may appear. Lessee shall provide Lessor with a Certificate of Insurance that provides the aforesaid coverage, with a provision for thirty (30) days Notice of Cancellation.

      C. Lessor shall not be liable for any damage or injury to persons or property occurring or arising upon the said demised premises from any cause whatsoever; and Lessee hereby agrees to keep and save Lessor harmless from any suit or claims for damage or injury sustained upon the demised premises, by any person from any cause whatsoever except those caused by the neglect of Lessor, during the term of this Lease.

VIII.       UTILITIES:

      Lessee shall, in addition to all other sums agreed to be paid by it under this Lease, pay all utilities on this property each month. Said utilities shall include but not be limited to, service usage charges for heat, light, water, sewage, trash hauling and cleaning service. Lessee shall transfer all utilities into their name prior to occupancy.

 IX.  PERSONAL PROPERTY TAXES:

      It is understood and agreed that Lessee shall be liable for all taxes levied against personal property and fixtures owned by Lessee or placed by Lessee in, on or about the demised premises, and if any such taxes on such personal property or fixtures are levied against Lessor's property, and if Lessor pays the same, which Lessor shall have the right to do regardless of the validity of such levy, or if the assessed value of Lessor's premises is increased by the inclusion therein of the value placed upon such property, and if Lessor pays the taxes based on such increased assessment, which Lessor shall have the right to do regardless of the validity thereof, Lessee, upon demand, shall, as the case may be, pay to Lessor the taxes so levied against Lessor resulting from such increase in assessment.

  X.  ALTERATIONS:

      Lessee shall not make, or suffer to be made, any alternations of said premises or any part thereof, without the written consent of Lessor first had and obtained. Any additions to, or alterations of, the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor.
Any and all alterations, changes and improvements which Lessee may make with Lessor's consent shall be made by Lessee at its own cost and expense, and Lessee shall not permit any liens for labor and/or materials to attach to or be filed against the property of Lessor. Lessee hereby agrees to indemnify and protect Lessor against, and hold it free and harmless from all such liens and claim of liens.

 XI.  REPAIRS AND REPLACEMENT:

      Lessee shall, at its own expense, keep the entire premises, including but not limited to doors, paving, fences, fixtures and equipment, repaired and in good tenantable condition, order and repair at all times. Lessor shall at its own expense keep the roof and main structure in good tenantable condition, order and repair. Any and all asphalt paving damage caused by Lessee, holes or ware due to Lessee's use, etc. shall be lessee's responsibility.

      Due to the responsibility of Lessee to keep the facilities and the improvements in good condition and repair at all times at its expense, it is agreed that Lessee shall maintain the following good housekeeping rules during the term of this lease:

      A. It is the responsibility of Lessee to have the heating and ventilating equipment checked by a qualified engineer or contractor at least once each year and the cost for such inspection and repairs shall be paid by Lessee.

      B. All plumbing and plumbing fixtures shall be kept in good, clean operating condition and checked at least once each two years by a licensed plumbing contractor. All expenses for such inspection and repairs shall be paid by Lessee.

      C. Lessee will maintain the interior offices in a clean and sanitary condition at all times.

      D. All electric outlets and fixtures shall be kept in good working condition by Lessee and any inspection and/or repairs are to be paid for by Lessee.

      E. In the event any of the above conditions are not complied with by Lessee, Lessor may notify Lessee by registered mail of his intent and shall perform the necessary services or repairs and Lessee agrees that he will pay the total cost for same within thirty days after submission of invoices.

            In addition, any and all damages caused by Lessee, its employees, or agents, shall be immediately repaired by Lessee at Lessee's sole expense. If Lessor has the damages repaired, it shall be billed to Lessee and shall be due and payable within thirty (30) days of billing.

      F. Failure to list specifically any item shall not relieve Lessee of its duty to maintain the entire facility unless specifically listed as Lessor's responsibility.

      G. Lessee shall provide Lessor with copies of any and all inspections.

XII.  RIGHT OF INSPECTION AND ENTRY:

      Lessor shall have the right, through its agents, at all reasonable times during the continuance hereof, to enter upon said premises to see that proper care is taken thereof, or to show the same to any intending lessee.

XIII.       ASSIGNMENT OF LEASE:

      Lessee agrees not to assign this Lease not any rights hereunder, nor let, nor sublet the demised premises nor any part thereof, without first obtaining the written consent of Lessor, which shall not be unreasonable withheld.

XIV.  ABANDONMENT OF PREMISES:

      If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises be terminated by lessor by reason of Lessee's breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may deem fit; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remaining period of this Lease.

 XV.  SURRENDER BY PREMISES:

      Lessee will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages, for the whole time such possession is withheld, the sum of SEVEN HUNDRED AND NO/100 DOLLARS ($700.00) per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as herein set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term granted for the period still unexpired, for a breach of any of the covenants herein.


XVI.  REMOVAL OF FURNITURE:

      Lessee shall have the right to remove from the premises all movable furniture belonging to it, and the same shall be removed by Lessee at the expiration or termination of this Lease, or any renewal term hereof, provided that the same may be removed without damage to the building or property, and if damage is caused by such removal, Lessee agrees to repair such damage at its own cost forthwith.

XVII.       BANKRUPTCY OR INSOLVENCY OF LESSEE:

      If Lessee be adjudged bankrupt or insolvent, this Lease shall thereupon immediately terminate, and the same shall not be assignable by any process of law not be treated as an asset of Lessee or assignees of said Lessee by virtue of any proceeding in bankruptcy or insolvency; and, in case of any such adjudication, or if Lessee shall become bankrupt or insolvent, or made an assignment of all its property for the benefit of its creditors, said Lessor may, in any such case, at its option, terminate this Lease and re-enter upon said premises and thereupon all rights of Lessee hereunder shall cease and terminate.

XVIII. REMEDIES OF LESSOR:

      A. If default be made in the payment of the above rent, taxes, and insurance or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, ten days after notice in writing to Lessee, Lessor may at any time thereafter at his election declare said term ended and re-enter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law and remove Lessee or any persons occupying the same without prejudice to any remedies which might otherwise be used for arrears of rent, taxes and insurance, and Lessor shall have at all times the right to distrain for rent due, and shall have a valid and first lien upon all personal property which Lessee now owns, or may hereafter acquire or have an interest in, which is by law subject to such distraint, as security for payment of the rent, taxes and insurance herein reserved.

      B. Lessee's covenant to pay rent, taxes and insurance is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent, taxes and insurance not set off against any claim for rent, taxes and insurance in any action.

      C. The rights and remedies of lessor under this Lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from any exercise or use of any other right or remedy provided herein or otherwise provided by law, not shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.


XIX.  PLURALS AND SUCCESSORS:

      The words "Lessor" and "Lessee" wherever herein occurring and used shall be construed to mean "Lessors" and "Lessees" in case more than one person constitutes either party to this Lease; and all the covenants and agreements contained shall be binding upon, and insure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by them or their attorney or agent.

XX.   SEVERABILITY:

      Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

XXI.  INDEMNITY OF LESSOR:

      A. Against Violation of Laws and Ordinances: Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty of damage or charges claimed or imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Lessee or those holding under Lessee or by the occupancy and business of Lessee.

      B. Against Accidents and Occurrences: Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any and all loss, cost, damage or expense arising out of or from any accident or other occurrence due to the acts or neglects of the Lessee, its servants or agents on or about the demised premises, causing injury to any person or damage to any property whosoever or whatsoever.

      C. Against Claims and Liens of Third Parties: Lessee further covenants and agrees that it will defend and indemnify Lessor and hold it harmless from any and all liens, claims, suits, judgements, loss, costs, damage or expense made by or for any contractor, employee of a contractor or any other person whatsoever arising out of or in any way connected with any other person whatsoever arising out of or in any way connected with any contract with Lessee, its agents or employees or in connection with any work performed, material furnished, construction, installation or alterations made or being made or performed in or about the demised premises which are contracted for by the Lessee. Lessee's obligations set for the in this Section shall not apply to work performed, materials furnished, construction, installation, alterations or repairs required of Lessor by this Lease.

XXII.       ASSOCIATION MEMBERSHIP:

      It is understood and agreed that the various owners and the Lessees within the development, known as Highway Freight Center, will all be members of an association. This association will have the responsibility of maintaining the roadways and utilities and to further provide additional services desired by the lessees and owners, such as security, for their mutual benefit. All costs incurred by this association shall be paid by each member on a basis proportionate to the square footage of the land area owned or leased to the total area within the development.

XXIII. NET LEASE:

      It is the intention of the parties that this Lease should be a net lease and that all the cost and expenses of operation, maintenance, and repair, all taxes and insurance, and all other expenses incurred in connection with the demised premises shall be paid by the Lessee, except as otherwise specifically provided herein; and whenever in this Lease it shall be provided that any work is to be performed by the Lessee or any taxes or insurance premiums are to be paid by the Lessee or by any of the terms and provisions of this Lease it is the obligation of the Lessee to do or perform any act or thing, such work to be so done and such taxes and insurance premiums to be so paid and such other obligations to be so performed shall be done at the cost and expense of the Lessor, except where otherwise herein specifically provided.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by affixing their names by their duly authorized officers on the date appearing below their respective names.

            LESSOR                              LESSEE

    DONGARY INVESTMENTS, LTD.                 ACE HARDWARE CORPORATION

Federal ID # 84-0478211



BY:   Eldon C. Yeutter              BY:   David Myer


                                           Vice President
TITLE:  Executive Vice President    TITLE: Retail Support

DATE:   April 5, 1994               DATE:   May 4, 1994